AGREEMENT

                   THIS AGREEMENT is entered into by and between FRESENIUS AG (AFresenius@) and GULL LABORATORIES, INC. ("Gull") on April ____, 1998.

                   WHEREAS, Fresenius is the major shareholder of Gull and the current employer of Dr. Silke Humberg ("Humberg"). Dr. George Evanega is resigning as President and Chief Executive Officer ("CEO") of Gull effective on or about April 1, 1998; and

                   WHEREAS, Gull desires to employ Humberg as its acting President and CEO, pending employment by Gull of a permanent President and CEO; and

                   WHEREAS, the parties recognize that in order to obtain the necessary work permit and governmental authorization for Humberg to commence work for Gull on a timely basis, it will be necessary for Humberg to continue to be employed and paid by Fresenius, who will make Humberg available to Gull on a full time basis, subject to Gull=s agreement to reimburse Fresenius for the costs of so doing.

                  NOW THEREFORE, the parties agree as follows:

                   1. Fresenius shall continue to employ Humberg throughout the term of this Agreement, and shall make Humberg available to Gull on a full-time basis to serve as acting president and CEO of Gull.

                   2. Fresenius shall pay all of Humberg's compensation and benefits, which shall be as agreed upon by the board of directors of Gull and Humberg.

                   3. At least monthly, Fresenius shall submit an invoice to Gull for the direct expenses incurred by Fresenius in compensating Humberg pursuant to this Agreement. Gull shall reimburse Fresenius for the expenses represented by the invoice within thirty (30) days of receipt of the invoice.

                   4. Either Fresenius or Gull may terminate this Agreement upon thirty (30) days prior written notice to the other.

                   5. This Agreement shall not be deemed to create any rights in Humberg or any other person not a party to this Agreement.

                   IN WITNESS WHEREOF, this Agreement has executed and delivered by the parties as of the date first above written.

                                                      GULL LABORATORIES, INC.

                                                      By:
                                                      Title:

                                                      FRESENIUS AG

                                                      By:
                                                      Title: